                                                                  EXHIBIT 99.m18

                     AMENDMENT NO. 4 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C CLASS

     THIS  AMENDMENT NO. 4 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 30th day of September, 2004 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and amended  April 30,  2001,  September 3, 2002 and February 27, 2004 (the
"Plan"); and

     WHEREAS,  American Century Strategic Asset Allocations,  Inc. has added a C class of shares for the Strategic  Allocation:  Conservative Fund ("New Class");
and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Class;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American  Century  Strategic Asset  Allocations,  Inc. hereby adopts the
Plan on behalf of the New Class,  in  accordance  with Rule 12b-1 under the 1940
Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 4.

                                      1

     4. In the event of a conflict between the terms of this Amendment No. 4 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 4 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 4, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 4 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 4 as of the date first above written.

                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                               AMERICAN CENTURY MUTUAL FUNDS, INC.
                               AMERICAN CENTURY STRATEGIC ASSET
                                   ALLOCATIONS, INC.
                               AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                               BY: /s/ Charles A. Etherington
                                   ---------------------------------------
                                   Charles A. Etherington
                                   Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                        DATE PLAN ADOPTED
------                                                        -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                                   May 1, 2001
>>       Value Fund                                           May 1, 2001
>>       Small Cap Value Fund                                 May 1, 2001
>>       Large Company Value Fund                             May 1, 2001

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Growth Fund                                          May 1, 2001
>>       Ultra Fund                                           May 1, 2001
>>       Vista Fund                                           May 1, 2001
>>       Heritage Fund                                        May 1, 2001
>>       Select Fund                                          September 3, 2002
>>       New Opportunities II Fund                            September 3, 2002
>>       Large Company Growth Fund                            September 3, 2002
>>       Capital Growth Fund                                  February 27, 2004

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund                May 1, 2001
>>       Strategic Allocation: Moderate Fund                  May 1, 2001
>>       Strategic Allocation: Conservative Fund              September 30, 2004

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>       Global Growth Fund                                   May 1, 2001
>>       International Growth Fund                            May 1, 2001
>>       Life Sciences Fund                                   May 1, 2001
>>       Technology Fund                                      May 1, 2001
>>       Emerging Markets Fund                                May 1, 2001
>>       European Growth Fund                                 May 1, 2001

By:    /s/ Charles A. Etherington
       -------------------------------------
Name:  Charles A. Etherington
Title:  Vice President
Date:  September 30, 2004

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